                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          THE COLUMBIA GAS SYSTEM, INC.
                (Name of Registrant as Specified in Its Charter)
                          THE COLUMBIA GAS SYSTEM, INC.
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                APRIL 28, 1994



You are cordially invited to attend the Annual Meeting of Stockholders of The Columbia Gas System, Inc., a Delaware corporation, which will be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on Thursday, April 28, 1994, at 1 p.m. (EDT), to consider and act upon the following proposals:

        1. The election of six Directors, each to serve for a term of three years;

        2. The election of Arthur Andersen & Co. as independent public accountants; and

        3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors fixed the close of business on February 28, 1994, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

PLEASE VOTE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


By order of the Board of Directors.



                                                             Daniel L. Bell, Jr.
                                                                Secretary



Wilmington, Delaware
March 14, 1994


The Columbia Gas System, Inc.
20 Montchanin Road, P.O. Box 4020
Wilmington, Delaware 19807-0020

20 Montchanin Road, P.O. Box 4020
Wilmington, Delaware 19807-0020
                                                                March 14, 1994


                                PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies made on behalf of the Board of Directors of The Columbia Gas System, Inc., a Delaware corporation (the "Corporation"), to be used at the Annual Meeting of Stockholders to be held on April 28, 1994.

On July 31, 1991, the Corporation and its wholly-owned subsidiary, Columbia Gas Transmission Corporation ("Columbia Transmission"), filed separate petitions seeking protection under Chapter 11 of the Federal Bankruptcy Code. Both companies are operating their businesses as debtors-in-possession under the jurisdiction of the United States Bankruptcy Court for the District of Delaware.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expense of transmitting copies of the proxy material to the beneficial owners of stock held in their names will be borne by the Corporation. The Corporation does not intend to solicit proxies other than by the use of the mails, but certain officers and regular employees of the Corporation or its subsidiaries, without additional expense, may use their personal efforts, by telephone or otherwise, to obtain proxies. Kissel-Blake Inc. has been retained to assist in the solicitation of broker and nominee proxies at a cost of approximately $13,500 plus out-of-pocket expenses.

A stockholder signing and returning a proxy has the power to revoke it at any time before the exercise thereof.

ANNUAL REPORT

An Annual Report for the year ended December 31, 1993, containing financial and other information about the Corporation and its subsidiaries, has been mailed to all stockholders of record.

VOTING SECURITIES OUTSTANDING

At the close of business on February 28, 1994, the record date for the meeting, the Corporation had outstanding 50,559,225 shares of Common Stock, each of which is entitled to one vote.

Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares as of the record date shall constitute a quorum. Votes cast at the Annual Meeting will be tabulated by inspectors of election appointed by the Corporation. Shares of stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard as to whether the proxy is marked as casting a vote or abstaining. Likewise, where the record holder has indicated on the proxy card or has otherwise notified the Corporation that it does not have power to vote shares represented by the proxy ("a broker non-vote"), the shares will be treated as present at the Annual Meeting for purposes of determining a quorum.

Other than with respect to the election of Directors, all other matters that come before the Annual Meeting require an approval of the majority of the shares of stock present and entitled to vote thereon. Therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes will be treated as shares not entitled to vote and will not be included in the calculation of the number of votes constituting a majority.

1. ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. Directors of only one class are elected at each annual meeting so that the regular term of only one class of Directors will expire annually and any particular Director stands for election only once in each three-year period. In the event a vacancy occurs on the Board of Directors, the remaining Directors are authorized to fill the vacancy for the entire unexpired term.

To be elected, a nominee must receive the affirmative vote of a plurality of the votes cast by the shares present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of Directors will not affect the election of the candidates receiving the plurality of the votes.

Six Directors are to be elected at the 1994 Annual Meeting.

CUMULATIVE VOTING FOR DIRECTORS entitles each stockholder to votes equal to the number of shares of stock the stockholder owns multiplied by the number of directors to be elected -- in this case six. All votes can be cast for one nominee or divided among more than one. A vote marked "withheld" from a nominee(s) on the proxy will not be treated as an indication of an intention to vote cumulatively. To vote cumulatively, the stockholder should write the name of the nominees for whom votes are withheld on the line provided and write "cumulate" or "vote all shares for other nominees" on the line as well. In a case where a proxy is signed but not marked, the proxies will not be voted cumulatively; shares will be voted for all nominees.

NOMINEES. It is the intention of the Proxies named in the enclosed form of proxy to vote all duly-executed proxies at this meeting, unless authority is withheld, for the election of the following six nominees, who are now serving as Directors of the Corporation: Wilson K. Cadman, John H. Croom, James P. Heffernan, W. Frederick Laird, Ernesta G. Procope and James R. Thomas, II. If, at the time of the meeting, any of the nominees named is not available to serve as a Director, the proxies may be voted for a substitute nominee designated by the Board or the Board may reduce the number of directors as authorized under the By-Laws.

INFORMATION REGARDING THE DIRECTORS (1)

                                                                                              SHARES OF
                                                            FIRST            END OF           COMMON STOCK
NAMES OF DIRECTORS, PRINCIPAL OCCUPATION                    YEAR AS          CURRENT          OWNED
AND OTHER INFORMATION:                                      DIRECTOR         TERM             BENEFICIALLY
- ---------------------------------------------               --------         ------           ------------
Nominees for Director for a new term to
expire in 1997 are:

Wilson K. Cadman, 66, Private investor since 1992.
Former Chairman, President and Chief Executive
Officer, Kansas Gas & Electric Company and retired
Vice Chairman of Western Resources, Inc.
Director, El Paso Electric Co., Inc. and
Clark/Bardes Companies.                                       1993             1994                   0

John H. Croom, 61, Chairman of the Board,
President and Chief Executive Officer of the
Corporation since August 1984.                                1981             1994               34,862(2)

James P. Heffernan, 48, Managing Director and
President of Whitman Heffernan Rhein & Co., Inc.,
investment advisory and merchant banking firm
since 1987.  General partner of WHR Management
Co., L.P. since 1989; general partner of Whitman
Heffernan Rhein Workout Fund, L.P.; President,
Chief Executive Officer and Managing Director of
the corporate general partner, WHR Management
Corporation, of Whitman Heffernan Rhein Workout
Funds II & II-A, L.P.; and Chief Operating Officer
and Director of Danielson Holding Corporation
since 1990 and Director of its subsidiary,
Danielson Trust Company since 1993.  Director and
President of Herman's Holdings, Inc. and Director
of its subsidiary, Herman's Sporting Goods, Inc.,
since 1993.  Director, HomeFed Trust Company.                 1993             1994                   0

W. Frederick Laird, 74, Retired Chairman of the
Board and Chief Executive Officer of the
Corporation.  Director of Wilmington Trust
Company. (3)                                                  1974             1994                30,482

Ernesta G. Procope, 64, President and Chief
Executive Officer, E. G. Bowman Co., Inc.,
commercial insurance brokerage firm, since 1953.
Director of Avon Products, Inc. and Chubb
Corporation.                                                  1979             1994                 1,161


James R. Thomas, II, 68, Private investor since
1983.  Retired President and Chief Executive
Officer of Carbon Industries, Inc.  Director of
One Valley Bank, N.A.; Camcare, Inc.; and                     1990             1994                 300
Shoney's, Inc.

THE BOARD RECOMMENDS THAT STOCKHOLDERS
VOTE FOR EACH OF THE ABOVE NOMINEES.

Current Directors who are not standing
for re-election because their terms do
not expire until 1995 are:

Thomas S. Blair, 71, Chairman of the Board, Blair
Strip Steel Company, producer of cold-rolled and
strip steel, since 1949.  Director of Tuscarora
Incorporated.                                                 1962             1995                 1,500

John D. Daly, 57, Executive Vice President of the
Corporation from September 1990 to December 1993.
Chairman of the Board and Chief Executive Officer
of Columbia Gas Transmission Corporation from 1985
to 1990.                                                      1990             1995                 9,163

Robert H. Hillenmeyer, 72, Retired Chairman of the
Board and Chief Executive Officer, Hillenmeyer
Nurseries, Inc. Director of GTE South.                        1970             1995                 2,193

George P. MacNichol, III, 70, Private investor
since 1979.  Retired Officer and Director of
Libbey-Owens-Ford Company and retired Director of
Fifth Third Bank of Toledo, N.A.                              1971             1995                 600

Gerald E. Mayo, 61, Chairman of the Board,
President and Chief Executive Officer of The
Midland Mutual Life Insurance Company since 1980.
Chairman of the Board of U.S. Health Corporation
and Grant Medical Center.  Director, Compuserve,
Inc.; HBO & Co. of Atlanta; and Huntington
Bancshares Inc.                                               1994             1995                 500


Current Directors who are not standing
for re-election because their terms do
not expire until 1996 are:

Robert H. Beeby, 62, Chairman of the Board of
Service America Corporation, a vending and food
service company, since 1992(4).  Former President
and Chief Executive Officer of Frito-Lay, Inc.
from 1989 through 1991 and Pepsi-Cola
International from 1984 to 1988. Director of
Church & Dwight Co., Inc.                                     1993             1996                 1,000

Sherwood L. Fawcett, 74, Chairman of the Board,
Transmet Corporation since 1990, producer of
rapidly solidified metals.  Consultant in research
and development management from 1985 to 1989.
Director of Sedum Corporation and Research
Dynamics Inc. and retired Chairman of the Board of
Trustees and Chief Executive Officer of Battelle
Memorial Institute.(3)                                        1984             1996                 1,626

Malcolm T. Hopkins, 65, Private investor since
1984.  Retired Vice Chairman, Chief Financial
Officer and Director of the former St. Regis
Corporation.  Director of Metropolitan Series
Fund, Inc. and MetLife Portfolios, Inc.; MAPCO,
Inc.; KinderCare Learning Centers, Inc.; Wangner
Systems Corporation; and U.S. Home Corporation and
Trustee of The Biltmore Funds.                                1982             1996                 5,512

William E. Lavery, 63, President Emeritus and
Professor, Virginia Polytechnic Institute and
State University; President from 1975 to 1987.
Director of First Union Corporation of Virginia
and Shenandoah Life Insurance Company.                        1985             1996                 750

William R. Wilson, 66, Private investor since
1992.  Retired Chairman of the Board and Chief
Executive Officer of Lukens Inc., manufacturer of
steel and industrial products.  Director of Acme
Metals Incorporated and Provident Mutual Life
Insurance Company.                                            1987             1996                 5,000

(1) After the announcement in June, 1991 of the Corporation's and Columbia Transmission's financial difficulties, seventeen complaints were filed in the United States District Court for the District of Delaware purporting to be class actions and alleging violations of certain antifraud provisions of the federal securities laws and Delaware law. In addition, three derivative actions were filed in Delaware Chancery Court alleging that Directors had breached their fiduciary duty. All Directors holding office as of the date that bankruptcy petitions were filed and some officers of the Corporation have been named defendants in both the securities and derivative suits. These suits have been stayed by either Bankruptcy Court order or by stipulation of the parties.

(2) Includes 14,522 shares which is an estimate of the shares of Common Stock of the Corporation held by the Trustee under the Employees' Thrift Plan attributable to the interest of Mr. Croom. Does not include shares of Common Stock covered under exercisable options. This information is included in the stock option table on page 13.

(3) It is expected that Mr. Laird will retire from the Board after he reaches the normal retirement age for Directors in July, 1994. Similarly, it is expected that Dr. Fawcett will retire after he reaches normal retirement age for Directors in December, 1994.

(4) In 1992, when Mr. Beeby had been with Service America Corporation for two months, Service America Corporation filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Robert A. Oswald resigned from the Board effective October 27, 1993 and Ronald
W. Skeddle resigned effective  August 27, 1993.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock by stockholders who own greater than 5% of the outstanding shares, as of February 24, 1994, by those of the five most highly-compensated current executive officers who are not Directors (see "Information Regarding Directors" for security ownership by Directors), and by all Directors and executive officers of the Corporation as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                             (3)                                      (4)
      (1)                  (2)                                                                                     Percent of
   Title of          Name and Address                               Amount and Nature of                             Class
     Class                                                          Beneficial Ownership
                                                Shared         Sole        Shared         Sole
                                                Voting        Voting     Investment    Investment      Total
                                                 Power        Power         Power         Power        Owned
    Common         Prudential Insurance
                     Corp. of America
                     Prudential Plaza          2,590,604      21,000      2,598,304      21,000      2,619,000       5.44%
                  Newark, NJ  07102-3777

                           FMR
    Common         82 Devonshire Street            0         108,785      2,752,452         0        2,752,452        5.2%
                     Boston, MA 02109

    Common             C. R. Tilley                                       6,947(1)                                     *

    Common           D. L. Bell, Jr.                                      8,551(1)                                     *

    Common            J. P. Holland                                       2,556(1)                                     *

    Common          L. W. Wallingford                                     6,359(1)                                     *

    Common      All Executive Officers and                              126,174
                  Directors (22 Persons)
                      as a Group                                                                             *

        (1) Includes an allocation of shares held by the Trustee of the Employees' Thrift Plan. Does not include shares of Common Stock covered by exercisable options. This information is shown on the stock option table on page 13.
         * Stock ownership (including exercisable options) as a percentage of class is less than 1%.

STANDING COMMITTEES OF THE BOARD

AUDIT COMMITTEE--The Audit Committee, which had three meetings during 1993, recommends to the Board of Directors the independent public accountants who are to examine the financial statements for the ensuing year; meets periodically with the independent public accountants to review the scope of their audits, the internal accounting controls, the operation of the Internal Audit Department and significant financial reporting matters; reviews management's plans for engaging the Corporation's independent public accountants for management advisory services; meets periodically with the Vice President and General Auditor to review the internal Audit Department charter, the annual program of audits and the Corporation's internal controls; and reviews issues with the independent public accountants, management and/or the Vice President and General Auditor which could have material impacts on the Corporation's financial position. Members are: Robert H. Beeby; Sherwood L. Fawcett; Robert
H. Hillenmeyer; William E. Lavery; Ernesta G. Procope; James R. Thomas, II, Chairman; and William R. Wilson.

COMPENSATION COMMITTEE--The Compensation Committee, which had three meetings during 1993, reviews and approves periodically a general compensation policy and salary structure for management and professional personnel, approves all changes in base salaries of officers of the Corporation and its subsidiaries who are in a position to exercise discretionary judgment which can substantively influence the affairs of the Corporation, oversees and administers incentive compensation programs in a manner consistent with the terms of such plans as approved by the Board of Directors, reviews and makes recommendations on changes in major benefit programs of the Corporation's subsidiaries, consults with and advises senior management on major policies affecting human resources and monitors plans for management development and succession planning for the Corporation and its subsidiaries. Members are:
Robert H. Beeby; Thomas S. Blair; Wilson K. Cadman; Sherwood L. Fawcett; James
P. Heffernan; Malcolm T. Hopkins; George P. MacNichol, III; Ernesta G. Procope; and William R. Wilson, Chairman.

EXECUTIVE COMMITTEE--The Executive Committee has the authority to act in the intervals between the meetings of the Board of Directors upon most matters requiring Board approval. During 1993, there was one meeting of the Executive

Committee. Members are: Thomas S. Blair; John H. Croom, Chairman; Robert H. Hillenmeyer; Malcolm T. Hopkins; and W. Frederick Laird.

FINANCE COMMITTEE--The Finance Committee, which had two meetings during 1993, reviews and monitors the annual capital expenditure program, reviews financial plans and dividend policy, and reviews the management of investments of the Corporation's benefit plans. Members are: Thomas S. Blair; Wilson K. Cadman; James P. Heffernan; Robert H. Hillenmeyer; Malcolm T. Hopkins, Chairman; William E. Lavery; George P. MacNichol, III; and James R. Thomas, II.

CORPORATE GOVERNANCE COMMITTEE --The Corporate Governance Committee, which had eight meetings during 1993, was established by the Board in June, 1993 to provide counsel to the Board in regard to Board organization, membership and function. The Committee is responsible to the Board for the review and recommendation of director candidates; the recommendation of a class of directors for election at the Annual Meeting of Stockholders; recommendations regarding director retirement age, tenure and removal for cause; review of all board committee charters and recommendations regarding their number, structure, membership and function; and recommendations involving succession planning for the Chairman of the Board, the Chief Executive Officer and other members of senior executive management. Members are: Sherwood L. Fawcett, Chairman; William E. Lavery; and James R. Thomas, II. Shareholders wishing to submit names of candidates for consideration by the Committee should contact Daniel L. Bell, Jr., Senior Vice President, Chief Legal Officer and Secretary, for a copy of the procedures to be followed.

AD HOC COMMITTEES

AD HOC BANKRUPTCY COMMITTEE -- An Ad Hoc Committee, which was established in 1991 to work with management in connection with the bankruptcy proceedings, met fourteen times in 1993. Members are: James P. Heffernan, Malcolm T. Hopkins and William R. Wilson.

AD HOC SEARCH COMMITTEE -- At a meeting of the Board on December 15, 1993, an Ad Hoc Search Committee comprised of William E. Lavery, Chairman; Wilson K. Cadman; Malcolm T. Hopkins; James R. Thomas, II; and William R. Wilson, was established to search for a candidate for the position of Chairman and Chief Executive Officer. The Committee did not meet in 1993. Shareholders wishing to submit names of candidates for consideration by the Committee should contact Daniel L. Bell, Jr., Senior Vice President, Chief Legal Officer and Secretary, for a copy of the procedures to be followed.

STANDARD DIRECTORS' COMPENSATION

                                         1993 Directors' Compensation for Board and Committee Meetings:
                                                             Retainer             Meeting Fee            Chairman's Fee
                                                                $                      $                        $
                   Board                                      22,000                 1,000                      -

                   Audit                                        -                    1,000                    2,000

                   Compensation                                 -                    1,000                    2,000

                   Executive                                  6,000                   800                       -

                   Finance                                      -                    1,000                    2,000

                   Corporate Governance                         -                    1,000                    2,000

                   Ad Hoc Committees                            -                    1,000                      -

No officer received any compensation for services as a Director while also serving as an officer of the Corporation. The Board held twelve meetings during 1993. Each incumbent Director attended at least 75 percent of the total number of meetings of the Board and Board Committees on which he or she served.

The Corporation offers medical coverage to nonemployee Directors and pays the premium associated with their participation. The Corporation also reimburses them for the cost of Medicare Part B, if applicable. Nonemployee Directors may elect to defer compensation for distribution at a later date. Deferred amounts will accrue interest at the rate for six-month Treasury bills and may be paid in a lump sum or in annual installments over ten years. Deferred amounts will be automatically paid in a lump sum following certain specified changes in control of the Corporation.

Each nonemployee Director with a minimum of five years' service on the Board who retires after attaining age 70 or becomes disabled will receive annual retirement payments equal to the amount of the annual retainer at the time of retirement. These payments will cease at the death of the Director. In the event of certain specified changes in control of the Corporation, a Director (regardless of years of service on the Board) may elect a lump-sum payment equal to the present value of the retainer at the time of the election times the number of years of Board service, with a minimum of ten years.

DIRECTOR AND OFFICER SECURITIES REPORTS

The federal securities laws require the Corporation's Directors and officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any securities of the Corporation.

To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, all greater than ten percent beneficial owners and all of the Corporation's officers and Directors (except for Messrs. Beeby and Cadman) made all required filings during the fiscal year ended December 31, 1993 on a timely basis. Due to his absence from the country when he was elected a Director, Mr. Beeby filed his initial report on Form 3 two days late. Due to a delay in mail delivery, Mr. Cadman's initial report on Form 3 was not received by the Securities and Exchange Commission until three days after the due date and therefore was three days late.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION REPORT TO STOCKHOLDERS

GENERAL - Through its Compensation Committee ("Committee"), the Board of Directors has developed an executive compensation philosophy and programs to implement that philosophy. These programs combine to form the basis of the Corporation's total compensation plan for senior management.

COMPENSATION PHILOSOPHY - The Board of Directors believes that total compensation is not only payment for services rendered to the Corporation but also a means to provide a strong motivational vehicle for the achievement of key financial and strategic goals. The Corporation provides executives with the opportunity to increase their total compensation above base salary through annual and longer-term incentive compensation programs. Incentive compensation goals are established such that their achievement will result in added value to the Corporation over reasonable periods of time. This is how compensation is linked to corporate performance. The Corporation's executive compensation program is designed to:

    -- provide annual cash compensation and benefit levels that target the median of the marketplace in similar-sized utility and industrial companies;

    -- maintain equitable relationships among the compensation levels established for all jobs within the Corporation;

    -- provide for the recognition of performance delivered year-to-year and over the long term; and

    -- ensure that appropriate controls are in place for compensation to be fully earned.

Because of the Corporation's size and integrated nature, a number of well-known utility and industrial executive compensation surveys are utilized to determine competitive remuneration for executives. Most of the companies in the S&P Natural Gas Utility Index are included in one or more of these surveys. However, no single executive compensation survey covers all of the companies in the S&P Natural Gas Utility Index.

The Corporation's incentive compensation programs were suspended in 1991 due to the reduction in the dividend on Common Stock and the filing for bankruptcy protection by the Corporation. This suspension has been continued through 1993 for stock- based incentive programs.

IMPLEMENTATION OF PHILOSOPHY - The Corporation's executive compensation program is administered by the Committee. The Committee is composed of nine independent, nonemployee Directors. The Corporation's executive "total compensation" program consists of the following:

    (1)  Base Salary Program,
    (2)  Annual Incentive Compensation Plan,
    (3)  Long-Term Incentive Plan,
    (4)  Performance Share Program,
    (5)  Benefit Plans, and
    (6)  Other Arrangements.

(1) Base Salary - A base salary range is established for each executive position based on an overall evaluation of the position's content and a comparison of compensation levels of similar positions in the external market. Competitive base salary levels are needed to attract and retain competent executives. Individual performance reviews are conducted at least annually and are used, along with the relative position of the individual's salary within the salary range, to determine if any increase to base salary is warranted. Increases are based on individual performance and are not automatic. Based on the utility and industrial compensation surveys referred to above, the base salary levels for the named executive officers as a group approximates the median for similar executives with corporations of similar size and complexity. A range of merit opportunities is pre-established on a uniform basis and the level of increase within that range is based on an assessment of an individual's managment skills and achievement against a variety of pre-established corporate and operating company goals. These goals include specific Return on Invested Capital ("ROIC") and Earnings Before Interest and Taxes ("EBIT") performance measures as well as other organizational goals pertaining to their individual business unit. Each of the goals is weighted and assigned to each individual according to its importance and impact on the business unit. The achievement of financial measures is given high priority but the percentage will vary based on the individual's position within the organization.

(2) Annual Incentive Compensation Plan - This Plan, which was adopted in 1987, provides the opportunity for payment of cash awards to key employees for attainment of specific goals which contribute directly to the present and future financial health of the Corporation. The Committee determines eligibility and individual award opportunity levels and establishes annual corporate and subsidiary company performance targets. These targets include return on invested capital and other measures for improving stockholder value. Additionally, individual performance goals are established each year in accordance with business plans. Award opportunity levels may range from 15 percent to a maximum of 60 percent of base salary. The Plan provisions state that no award will be paid for any year in which the Corporation's dividend level is reduced. This Plan was suspended in mid-1991 and continued in suspension throughout 1992 and 1993. An interim cash performance award program was authorized by the Compensation Committee in 1992. Eligibility for consideration in the Interim Cash Performance Award Program is based on the individual's level of responsibility within the organization and ability to contribute to the financial performance of the company. The award opportunities in 1993 range from zero to 15 percent of an individual's annual salary based on performance against pre-set goals. The higher the achievement and contribution to the company, the larger the potential award could be. Performance measures include specific EBIT and ROIC financial targets as reflected in the company's strategic business plan and other organizational goals which can contribute to the success of the company. The award for 1992 performance was awarded in 1992. The award for 1993 performance will not be determined nor awarded until 1994. The funding for the interim 1992 and 1993 program is approximately 33% of the level of the Annual Incentive Plan funding prior to bankruptcy.

(3) Long-Term Incentive Plan - The Long-Term Incentive Plan, which was adopted in 1986, provides additional incentives to officers and other key employees of System companies through the granting of incentive stock options, nonqualified stock options, stock appreciation rights and/or contingent stock awards. The Plan is administered by the Committee, no member of which is eligible to participate in the Plan. The Committee considers both organizational level and individual performance in determining eligibility and the number of shares to be awarded. This Plan was suspended in mid-1991 and continued in suspension throughout 1992 and 1993.

(4) Performance Share Program - This Program, which was adopted in 1990, provides for the payment of contingent stock awards to senior executives if specific predetermined financial targets are attained in future years. The objective of this Program is to focus executive attention on longer-term strategic performance. Two separate performance measures are used for this Plan. They are return on equity and total stockholder return equal to or better than the median of a peer group of companies in each of the three subsequent years. This program was suspended in mid-1991 and continued in suspension throughout 1992 and 1993.

(5) Benefit Plans - The Corporation maintains Thrift, Retirement, Medical, Dental, Long-Term Disability, Life Insurance and other benefit plans of general applicability. Federal regulations establish limits on the benefits which may be paid under Thrift and Retirement Plans qualified under the Internal Revenue Code. To maintain compliance, the Corporation caps benefits under the qualified plans at the required levels. To provide comparable benefits to more highly-compensated employees, the Corporation has established a Thrift Restoration Plan and a Pension Restoration Plan, both of which are nonqualified and unfunded. The Pension Restoration Plan may be funded through a trust arrangement at the election of the beneficiary. The Compensation Committee views these supplemental plans as part of base compensation. The Corporation suspended the Thrift Restoration Plan in June, 1991. Due to changes in the Internal Revenue Code, a larger number of executives would become subject to the cap on the qualified plan benefits and eligible for participation in the Thrift Restoration Plan. Therefore, in June, 1993, the Compensation Committee authorized the resumption of the Thrift Restoration Plan retroactive to January 1, 1993.

(6) Other Arrangements - When circumstances warrant, the Corporation can enter into agreements seeking to retain the services of experienced management during periods of financial uncertainty. Such agreements were entered into in July, 1991 and expired in 1993. In order to retain experienced management, the Compensation Committee authorized the execution of new agreements upon approval by the Bankruptcy Court. For a more detailed description of the agreements, please see "Employment and Retention Agreements" below.

EVALUATION PROCESS - Each year, the Board of Directors of the Corporation reviews and approves Strategic Business and Financial Plans for the Corporation and each of its subsidiaries. In addition to various business strategies, these plans include specific financial targets such as ROIC or other measures to evaluate whether stockholder value has increased.

The goals set forth in these Strategic Plans are the bases for performance of the CEO of the Corporation and other senior executives whose compensation falls under the direct purview of the Committee. Attainment of meaningful strategic objectives over reasonable time periods increase value to stockholders, and the increased compensation opportunities for executives are directly linked to the attainment of these objectives.

At their December 15, 1992 meeting, the Committee evaluated Corporate financial performance on the basis of ten months' actual and two months' projected for 1992 in ascertaining the performance of the CEO, John H. Croom. Since ROIC targets were achieved, in aggregate, and significant progress was made towards resolving the bankruptcy status of the Corporation, the Committee authorized an increase to Mr. Croom's base salary of five percent to $652,000 per year, effective January 1, 1993. No other compensation or incentive awards were granted to Mr. Croom.

At the October 20, 1993 Compensation Committee meeting, it was decided that performance evaluations for the 1993 calendar year would be determined in March of 1994. This change was taken to enhance the Committee's ability to determine actual results of performance against calendar-year goals and to more closely coordinate the timing of merit and incentive plan reviews. As a result of this decision, no performance-based compensation actions for the named executives have been made since December, 1992.

                            COMPENSATION COMMITTEE:

William R. Wilson, Chairman                           James P. Heffernan
      Robert H. Beeby                                 Malcolm T. Hopkins
      Thomas S. Blair                              George P. MacNichol, III
      Wilson K. Cadman                                Ernesta G. Procope
    Sherwood L. Fawcett

The compensation for services in all capacities paid during the year 1993 to the executive officers of the Corporation was as follows:

                                              S U M M A R Y   C O M P E N S A T I O N   T A B L E
                                                                             Long-Term Compensation
                                     ANNUAL COMPENSATION
                                                                              Awards                    Payouts

         (a)             (b)         (c)             (d)               (f)                 (g)            (h)              (i)
       Name and
      Principal                                                     Restricted          Options -         LTIP          All Other
     Position (1)       Year        Salary          Bonus          Stock Awards           SARs          Payouts         Comp. (2)
                                      $               $                 $                  #               $                $
  J. H. CROOM           1993       652,000           (3)               -0-                 -0-            -0-            39,432
  Chairman, CEO         1992       615,725           -0-               -0-                 -0-            -0-            13,732
  & President           1991       589,375           -0-               -0-                 -0-            -0-            23,003

  C. R. TILLEY          1993       331,900           (3)               -0-                 -0-            -0-            19,882
  Chairman & CEO        1992       302,099           -0-               -0-                 -0-            -0-            13,732
  Corporation's Gas     1991       279,096           -0-               -0-                 -0-            -0-            14,899
  Distribution
  Segment

  D. L. BELL, JR.       1993       292,600           (3)               -0-                 -0-            -0-            17,584
  Senior Vice           1992       283,218           -0-               -0-                 -0-            -0-            13,732
  President, Chief      1991       262,392           -0-            184,950(4)             -0-            -0-            14,617
  Legal Officer &
  Secretary

  J. P. HOLLAND         1993       273,180           (3)               -0-                 -0-            -0-            12,271
  Chairman & CEO of     1992       256,900           -0-               -0-                 -0-            -0-            10,299
  Corporation's Gas     1991       239,200           -0-               -0-                 -0-            -0-            10,500
  Transmission
  Segment

  L.W.                  1993       238,700           (3)               -0-                 -0-            -0-            10,733
  WALLINGFORD           1992       223,432        22,590(5)            -0-                 -0-            -0-             9,966
  Senior Vice           1991       203,262            -0-              -0-                 -0-            -0-             9,211
  President of
  Columbia Gas
  System Serv. Corp.

  J. D. DALY            1993       338,296           (3)               -0-                 -0-            -0-           56,452(6)
  Retired Executive     1992       351,921           -0-               -0-                 -0-            -0-            13,732
  Vice President        1991       336,854           -0-               -0-                 -0-            -0-            16,497

  R. A. OSWALD          1993       274,973           (3)               -0-                 -0-            -0-           93,419(7)
  Former Executive      1992       317,706           -0-               -0-                 -0-            -0-            13,159
  Vice President &      1991       304,079           -0-               -0-                 -0-            -0-            11,715
  Chief Financial
  Officer

(1) Includes CEO and four most highly-compensated executives whose salary and bonus exceed $100,000 ("Named Executive Officers"), and Mr. Oswald and Mr. Daly who otherwise would have been included in the table had they been executive officers at December 31, 1993.
(2) Unless otherwise stated, reflects company contributions to the Employees' Thrift Plan which is qualified under the Internal Revenue Code and the Thrift Restoration Plan, a nonqualified plan.
(3) Amounts, if any, earned with respect to 1993 performance were not determined prior to the distribution of this Proxy Statement and will be reported in the next Proxy Statement.
(4) On February 21, 1991 Mr. Bell was granted 4,110 shares of Common Stock contingent upon his continued employment through September 30, 1994.
     Based on the average high-and-low- market value for that date, the value for those shares, if issued, would have been $184,950. The market value for these shares as of December 31, 1993 would have been $91,961 @ $22.375. No dividends are associated with this award.
(5) Received pursuant to the 1992 Interim Cash Performance Award Program (see "Compensation Committee of the Board of Directors Executive Compensation Report to Stockholders") when Mr. Wallingford was not a Named Executive Officer.
(6) Consists of $20,376 in contributions to thrift plans and $36,076 received, in lieu of vacation, upon Mr. Daly's retirement effective December 1, 1993.

(7) During 1993, Mr. Oswald received $59,777 pursuant to his employment agreement approved by the Compensation Committee and Bankruptcy Court (reflected in Column (i)). This amount is equivalent to his base salary from the date of termination to December 31, 1993. The agreement is described in more detail under "Employment and Retention Agreements". Mr. Oswald also received, in lieu of vacation, $13,519 which is included in Column (i).

                                                   OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                         Individual Grants                                          Potential Realizable Value at
                                                                                                 Assumed Annual Rates of Stock Price
                                                                                                     Appreciation for Option Term


(a)            (b)                    (c)                       (d)                  (e)              (f)             (g)
Name       Options/SARs      % of Total Options/SARs        Exercise or           Expiration         5% ($)           ($)
             Granted         Granted to Employees in        Base Price               Date
                                   Fiscal Year                ($/Sh)


                               ---NO STOCK OPTION GRANTS WERE MADE BY THE CORPORATION DURING 1993---




                                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                         AND YEAR-END OPTION/SAR VALUES

                    (a)                    (b)                (c)                     (d)                             (e)

                                                                             Number of Unexercised           Value of Unexercised
                                                                                Options/SARs at            In-the-Money Options/SARs
                                                                                    Year-End                    at Year-End ($)
                                        Number of       Value Realized            Exercisable/                   Exercisable/
                    Name             Shares Acquired       ($)   (1)             Unexercisable                Unexercisable  (1)
                                       on Exercise
                J. H. Croom                -0-                -0-                83,100/12,500                        0/0

                C. R. Tilley               -0-                -0-                 13,500/3,000                        0/0

              D. L. Bell, Jr.              -0-                -0-                 21,350/2,050                        0/0

               J. P. Holland               -0-                -0-                 7,960/3,000                         0/0

             L. W. Wallingford             -0-                -0-                 12,440/2,050                        0/0

                 J. D. Daly                -0-                -0-                   10,500/0                          0/0

                R. A. Oswald               -0-                -0-                 14,935/3,750                        0/0

          (1) Market value of underlying securities at exercise or year-end, minus the exercise or base price.

PERFORMANCE GRAPH
The following graph demonstrates a five-year comparison of cumulative total returns for the Corporation, the S&P 500, and the S&P Natural Gas Utility Index.

              FIVE-YEAR COMPARISON OF CUMULATIVE TOTAL RETURN(1)



                                     CHART





                           1988       1989        1990         1991        1992         1993
                             $          $          $            $            $           $
  Columbia Gas              100       158.22       149.15       56.12        62.55       73.18

  S&P 500 Index             100       131.69       127.60      166.47       179.15      197.21

  S&P Natural Gas           100       155.51       136.12      118.34       131.93      156.63
  Utility Index

(1) Assumes $100 invested on December 31, 1988 and reinvestment of dividends.

RETIREMENT INCOME PLAN - A noncontributory defined benefit pension plan is maintained for all employees of the Corporation's participating subsidiaries who are at least 21 years of age. The annual benefit (payable monthly) under the pension plan is based upon final average annual compensation and years of credited service. Final average annual compensation is calculated using base compensation (shown in the "Summary Compensation Table" as "Salary") paid to the employee for the highest 36 months of the last 60 months prior to retirement.

Estimated annual benefits payable upon retirement are as follows with respect to the specified remuneration and years of credited service.

  Estimated Annual Benefits as of January 1, 1993 from Retirement Income Plan(1)

                                   Representative Years of Credited Service (2)
   Final Average              --------------------------------------------------------
Annual Compensation              20          25           30          35          40
- -------------------           -------     -------      -------     -------     -------
        $                        $           $            $           $           $
     200,000                   57,879      72,349       86,818      91,818      96,818
     300,000                   87,879     109,849      131,818     139,318     146,818
     400,000                  117,879     147,349      176,818     186,818     196,818
     500,000                  147,879     184,849      221,818     234,318     246,818
     600,000                  177,879     222,349      266,818     281,818     296,818
     700,000                  207,879     259,849      311,818     329,318     346,818

(1)   Estimates are based upon a straight-life annuity and the assumptions that
      (a) the Corporation's present retirement plan will be maintained and (b) retirement will not occur before age 65. These benefits are not subject to deduction for social security or other charges. Should an annual benefit exceed limitations imposed by federal law, the excess will be paid by the participating subsidiary as a supplemental pension under the Pension Restoration Plan. If the supplemental pension liability exceeds $100,000, then this liability may be either unfunded or funded through a trust arrangement at the option of the individual. The following executive officers have elected to have their accrued supplemental pension funded through a trust arrangement. Contributions made in 1993 were as follows: Mr. Croom - $114,700; Mr. Daly - $132,800; Mr. Oswald - $65,300; Mr. Tilley - $83,000; Mr. Bell - $14,700 and Mr. Wallingford - $42,700. Mr. Holland's liability has not yet reached $100,000 so no contributions have been made on his behalf. Such supplemental pensions are not available to these executives until retirement or termination of employment. Upon Mr. Daly's retirement on December 1, 1993, he elected a lump-sum settlement from the Retirement Income Plan and the Pension Restoration Plan. In addition, a final payment of $460,178 was made in January, 1994 to discharge all remaining pension liabilities to Mr. Daly pursuant to the Pension Restoration Plan. Mr. Daly has executed a secured note in the amount of $67,464 to protect the Columbia Gas System Service Corporation from certain potential state tax liabilities related to the distribution.

(2) As of January 1, 1994, the credited years of service for the individuals named in the Summary Compensation Table were as follows: Mr. Croom, 39 years; Mr. Tilley, 36 years; Mr. Bell, 35 years; Mr. Holland, 18 years; Mr. Wallingford, 38 years; Mr. Daly, 36 years; and Mr. Oswald, 24 years.

EMPLOYMENT AND RETENTION AGREEMENTS

Employment Agreements which were effective July 19, 1991, for Messrs. J. H. Croom; J. D. Daly; R. A. Oswald; D. L. Bell, Jr.; C. R. Tilley; and J. P. Holland, expired on July 18, 1993. The Compensation Committee, in order to retain incumbent management through the ongoing Bankruptcy process, authorized the execution of modified Employment Agreements with the aforementioned six executives and Mr. R. L. Robinson, President of Columbia Gas Transmission Corporation, effective July 19, 1993. These contracts were approved by the Bankruptcy Court on October 20, 1993.

The Employment Agreements, executed in 1993 by the Corporation and Messrs. J.
H. Croom, J. D. Daly, D. L. Bell, Jr. and R. A. Oswald, each provide for retention payments equivalent to one year's base salary if the individual remains employed at the date of confirmation of the Corporation's reorganization plan by the Bankruptcy Court. The Employment Agreements with Messrs. J. P. Holland and R. L. Robinson provide for retention payments equivalent to one year's base salary if the individual is still in the employ of Columbia Gas Transmission Corporation or the Corporation at the date of confirmation by the Bankruptcy Court of a Plan of Reorganization for Columbia Gas Transmission Corporation. The Employment Agreement for Mr. C. R. Tilley, Chairman and CEO of the distribution companies, is a two-year agreement which expires July 19, 1995 and provides for the payment of an amount equivalent to one year's base pay on July 19, 1994, if Mr. Tilley has continued in his position with the distribution companies until that date.

Each Employment Agreement also states that the employee may treat his employment as terminated without cause if one of the following occurs: (1) a reduction in the employee's fixed salary or other benefits to which such employee is entitled (other than a reduction affecting all employees generally); (2) a liquidation, dissolution, consolidation or merger, or transfer of all or substantially all of the Corporation's assets (other than a transaction in which the successor corporation has a net worth equal to or greater than that of the Corporation and assumes the agreement and all its obligations and undertakings); or (3) a change in control of the Corporation (as defined in the agreement) or a material reduction of the employee's rank or responsibilities. In the event of such an election by an employee to treat the agreement as terminated or in the event of a termination by the Corporation not permitted by the agreement, the employee is entitled to continue to receive his fixed salary and specified fringe benefits for a period of 12 months but is not entitled to a retention award. If such a termination occurs during the 180-day period immediately following a change in control, the employee is entitled to receive, in lieu of the retention payments just described, a lump-sum termination payment equal to the present value of all amounts otherwise payable under the agreement (except certain fringe benefits), discounted by the interest rate specified in the agreement. In addition, if their employment is terminated other than for cause, Messrs. R. A. Oswald, J. P. Holland and R. L. Robinson each would be entitled to receive supplemental income payments and medical/dental benefits from the first anniversary of the termination to the attainment of age 55, the earliest date under which they could qualify for retirement benefits under the Corporation's retirement program. These supplemental income payments approximate 60% of the annual pension income earned as of the date of execution of the employment agreements and payable at age 55.

As of January 1, 1994, annual salaries for the named executives with Employment Agreements are as follows: Mr. Croom - $652,000; Mr. Tilley - $331,900; Mr. Bell - $292,600; Mr. Holland - $273,180; and Mr. Robinson -

$222,645. Mr. Daly retired effective December 1, 1993; therefore his Employment Agreement is no longer in effect. Mr. Oswald's employment terminated effective October 27, 1993 and payments pursuant to his agreement are shown in the "All Other Comp" column of the Summary Compensation Table.

On July 19, 1991, the Corporation entered into 31 Retention Agreements with key management employees of various subsidiary companies. These agreements provided for specified individual awards. Mr. L. W. Wallingford is a holder of such a Retention Agreement providing for the payment of an award in the amount of $94,445 on July 19, 1994, if he has continued to be in the employ of Columbia Gas System Service Corporation or the Corporation until that date.


2. ELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

At the meeting, independent public accountants to examine the financial statements of the Corporation and its subsidiaries which will be included in the Annual Report to Stockholders for the year 1994 will also be elected. Arthur Andersen & Co. has been recommended as such independent public accountants by the Board of Directors of the Corporation.

Representatives of Arthur Andersen & Co. will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire and be available to respond to appropriate questions by stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ARTHUR ANDERSEN & CO. AS INDEPENDENT PUBLIC ACCOUNTANTS.

Unless they are otherwise directed by the stockholders, the Proxies intend to vote FOR Proposal 2.


3.  OTHER MATTERS

The Board of Directors knows of no business constituting a proper subject for action by the stockholders which will be presented for consideration at the meeting other than that shown above. However, if any other business shall come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy with respect to any such business in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS FOR THE 1995 ANNUAL MEETING

Proposals of stockholders of record to be presented for a vote at the April 27, 1995 Annual Meeting of Stockholders must be received at the principal executive office of the Corporation, 20 Montchanin Road, Wilmington, Delaware 19807-0020, no later than November 14, 1994.



                                                       DANIEL L. BELL, JR.

                                                       SECRETARY

JKH
proxy.94a

                                 Detach Here

                        THE COLUMBIA GAS SYSTEM, INC.

           PROXY FOR APRIL 28, 1994, ANNUAL MEETING OF STOCKHOLDERS


        (This Proxy is solicited on behalf of the Board of Directors)

      The undersigned hereby appoints John H. Croom, James P. Heffernan, William
      E. Lavery and any of them, Proxies, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of The Columbia Gas System Inc., to be held at the Hotel duPont, Wilmington, Delaware, on April 28, 1994, at 1 p.m. (EDT) and at any adjournment thereof.

      The shares represented hereby will be voted in accordance with the specifications in the Proxy. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR THE ELECTION OF DIRECTORS AND FOR ARTHUR ANDERSEN & CO., AS INDEPENDENT PUBLIC ACCOUNTANTS.


                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE


                 Please Sign and Date on Reverse Side and Return Promptly
                           Using the Enclosed Envelope.

TO COLUMBIA GAS STOCKHOLDERS:                                     [LOGO]

Columbia's Annual Meeting of Stockholders will be held at 1 p.m. (EDT) on Thursday, April 28, 1994, in the duBarry Room of the Hotel duPont, 11th and Market Streets, Wilmington, Delaware.

Attached is your 1994 proxy card. Please read both sides, and then mark, sign and date it. Please detach and return the card promptly in the enclosed business reply envelope. No postage is required if it is mailed in the United States.

Thank you for voting on these very important proxy issues.

Daniel L. Bell, Jr., Secretary

                                [Detach Here]

                                                                        PROXY
    /X/ Please mark your vote as in this example.

1.  ELECTION OF DIRECTORS:

    / / FOR all nominees listed                        / /WITHHOLD AUTHORITY
    below (except those written below)                 to vote for all nominees

    NOMINEES:  W. K. Cadman, J. H. Croom, J. P. Heffernan,
                          W. F. Laird, E. G. Procope, J. R. Thomas, II

(To withhold authority to vote for any nominee, write that nominees's name on the line below.)

- ----------------------------------------

2.  THE ELECTION OF ARTHUR ANDERSEN & CO. AS INDEPENDENT PUBLIC ACCOUNTANTS:

/ / FOR                      / / AGAINST             / / ABSTAIN

3. THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


SIGNED:                                        DATED:                , 1994
       --------------------------------               ---------------
If you receive more than one proxy card, please vote, sign and return all cards in the enclosed envelopes.

Executors, administrators, trustees, etc., should give full title. For joint accounts, each joint owners should sign. Corporations should sign full corporation name by duly authorized officer with the signature attested by Corporate Secretary.

Return to The Columbia Gas System, Inc. c/o Harris Trust Company of New York, P.O. Box 830, Chicago, IL 60690-9972.

                                  Detach Here

                       CONFIDENTIAL VOTING INSTRUCTIONS
              TO:  FIRST FIDELITY BANK, N.A., PA., TRUSTEE UNDER
                 EMPLOYEES' THRIFT PLAN OF COLUMBIA GAS SYSTEM

           Proxy for April 28, 1994, Annual Meeting of Stockholders

         (This Proxy is solicited on behalf of the Board of Directors)

      First Fidelity Bank is hereby instructed to vote the equivalent number of shares of Common Stock of The Columbia Gas System, Inc., represented by my units, as indicated on the reverse side of this card, in the Columbia Gas System Stock Fund and a proportionate share of any shares of common stock held in the unallocated ESOP Suspense Account of the Employees' Thrift Plan at the Annual Meeting of Stockholders to be held at the Hotel duPont, Wilmington, Delaware, on Thursday, April 28, 1994, at 1 p.m.
      (EDT) and at any adjournment thereof.

      EVERY PROPERLY SIGNED VOTING INSTRUCTION FORM WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE THEREON. IF NOT OTHERWISE SPECIFIED, THIS VOTING INSTRUCTION FORM WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AS DIRECTOR AND FOR ARTHUR ANDERSEN & CO. AS INDEPENDENT PUBLIC ACCOUNTANTS.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
           Please Sign and Date on Reverse Side and Return Promptly
                           Using the Enclosed Envelope

                                                                          [LOGO]
                                  Detach Here
      /X/ Please mark your vote as in this example.

1.  ELECTION OF DIRECTORS:

      / / FOR all nominees listed                      / / WITHHOLD AUTHORITY
      below (except those written                      to vote for alL nominees
      below)

    NOMINEES:  W. K. Cadman, J. H. Croom, J. P. Heffernan
                        W. F. Laird, E. G. Procope, J. R. Thomas, II

(To withhold authority to vote for any nominee, write that nominees's name on the line below.)

- ----------------------------------------

2.  THE ELECTION OF ARTHUR ANDERSEN & CO. AS INDEPENDENT PUBLIC ACCOUNTANTS:

      / / FOR                / / AGAINST             / / ABSTAIN

3. THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

SIGNED:
       --------------------------------------------------------
DATED:               , 1994
       --------------

Please promptly sign and return this form in the enclosed business reply envelope. Your signed form must be received before April 27, 1994, for action to be taken on your voting instructions.

                                          March 14, 1994



Dear Fellow Employee Stockholder:

         I urge you to take a few minutes to read the enclosed proxy statement and vote the shares of Columbia stock that are represented by your participation in the Employees' Thrift Plan. Your proxy vote is as important as those of other shareholders and by returning your ballot you will assure that your opinion is represented at the Annual Meeting on April 28.

         To vote the proxy, mark the boxes on the ballot to indicate your preference, sign and date the card, and return it in the enclosed envelope as soon as possible. No postage is required. Your vote is absolutely confidential and will not be disclosed to anyone at Columbia.

         With about 16 percent of outstanding Columbia Gas stock, employee stockholders represent a large segment of the shareholder total. Last year only half of these shares were voted, compared to about 80 percent of the shares owned by independent stockholders.

         Your vote is important. It is my earnest hope that you and all other employees will exercise your rights to participate in the affairs of your company by voting the proxy ballot.



                                          Yours sincerely,



                                          //s// John Croom